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                                                                    EXHIBIT 10.7

                               INDEMNITY AGREEMENT

      THIS AGREEMENT is entered into as of October 23, 2002, between American Pulp Exchange, Inc. , a Florida corporation (the "Company"), and Jason Galanis, an individual resident of California ("Indemnitee").

                                    RECITALS

      A. The Company believes that it is essential to its best interests to attract and retain highly capable individuals to serve as directors, officers, and agents of the Company.

      B. Indemnitee is or has been selected to be a director, officer, and/or agent of the Company.

      C. The Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers, and other agents of corporations.

      D. In recognition of Indemnitee's need for substantial protection against personal liability, in order to enhance Indemnitee's service to the Company, and in order to induce Indemnitee provide services to the Company as a director, officer, and/or agent, the Company wishes to provide in this Agreement for the indemnification of and the advancing of Expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement and, to the extent applicable insurance is maintained, for the coverage of Indemnitee under the Company's policies of directors' and officers' liability insurance.

      IN CONSIDERATION of the foregoing and of Indemnitee's providing services to the Company directly or, at its request, with another enterprise, the parties agree as follows:

Section 1.  DEFINITIONS.

      A.    Board.  The board of directors of the Company.

      B. Change in Control. A state of affairs that shall be deemed to have occurred if:

            (i) any Person is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities representing 20 percent or more of the total voting power of the Company's then-outstanding Voting Securities; or

            (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board, together with any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two - thirds of the directors then in office who either were directors at the beginning of

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                  the two-year period, or whose election or nomination was
                  previously so approved, cease for any reason to constitute a majority of the Board;

            (iii) the shareholders of the Company approve a merger or
                  consolidation of the Company with any other corporation, other than a merger or a consolidation that would result in the Voting Securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80 percent of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (iv) the shareholders of the Company approve a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company (whether in one transaction or a series of transactions), of all or substantially all of the Company's assets.

      C.    Expenses.

            (i) any expense, liability, or loss, including attorney fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement;

            (ii) any interest, assessments, or other charges imposed on any of the items in part (i) of this subsection (c); and

            (iii) any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in any proceeding relating to any Indemnifiable Event.

      D. Indemnifiable Event. Any event or occurrence that takes place either before or after the execution of this Agreement and that is related to:

            (i) the fact that Indemnitee is or was a director or an officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent, of a foreign or domestic corporation that was a predecessor corporation of the Company or another enterprise at the request of such predecessor corporation; or


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            (ii)  anything done or not done by Indemnitee in any such capacity, whether or not the basis of the proceeding is an alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described in this subsection (d).

      E. Independent Counsel. The Person or body appointed in connection with Section 3.

      F. Person. "Person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company at the date of this Agreement.

      G. Participant. A Person who is a party to, or a witness a or participant (including on appeal) in, a proceeding.

      H. Potential Change in Control. A state of affairs that shall be deemed to exist if:

            (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control;

            (ii) any Person (including the Company) announces publicly an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control;

            (iii) any Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10 percent or more of the combined voting power of the Company's then-outstanding Voting Securities, increases his or her beneficial ownership of such securities by 5 percent or more over the percentage owned by such Person on the date of this Agreement; or

            (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential Change in Control has occurred.

      I. Proceeding. Any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

      J.    Reviewing Party.  The Person or body appointed in accordance with
Section 3.

      K. Voting Securities. Any securities of the Company that have the right to vote

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generally in the election of directors.

Section 2.  AGREEMENT TO INDEMNIFY.

      A. General Agreement. In the event Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company's articles of incorporation, its bylaws, a vote of its shareholders or disinterested directors, or applicable law.

      B. Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement in connection with any proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless:

            (i) the Company has joined in or the Board has consented to the initiation of such proceeding;

            (ii) the proceeding is one to enforce indemnification rights under Section 5; or

            (iii) the proceeding is instituted after a Change in Control and
                  Independent Counsel has approved its initiation.

      C. Expense Advances. If so requested by Indemnitee, the Company shall, within 10 business days after such request, advance all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding the foregoing, to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee for all such amounts, and Indemnitee hereby agrees to reimburse the Company promptly for the same. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto and all rights of appeal therefrom have been exhausted or have lapsed. Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured, and no interest shall be charged thereon.

      D. Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or

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matter in such proceeding, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

      E. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify Indemnitee for the portion to which Indemnitee is entitled.

      F. Prohibited Indemnification. No indemnification under this Agreement shall be paid by the Company on account of any proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company under section 16(b) of the Exchange Act, or similar provisions of any federal, state, or local laws.

Section 3.  REVIEWING PARTY.

      Before any Change in Control occurs the Reviewing Party shall be any appropriate Person or body consisting of a member or members of the Board or any other Person or body appointed by the Board who is not a party to the proceeding for which Indemnitee is seeking indemnification; after a Change in Control, the Reviewing Party shall be the Independent Counsel. On all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors of the Board who were directors immediately before such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, any other agreement, applicable law, or the Company's articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, among other things, shall render a written opinion to the Company and Indemnitee on whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all Expenses, including attorney fees, claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel under this Agreement.

Section 4.  INDEMNIFICATION PROCESS AND APPEAL.

      A. Indemnification Payment. Indemnitee shall receive indemnification of Expenses from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under this

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Agreement or applicable law.

      B. Suit To Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 30 days after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of Florida seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

      C. Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a proceeding in advance of its final disposition when the required undertaking has been tendered to the Company) that it is not permissible, under this Agreement or applicable law, for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise on whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its shareholders) to have made a determination before the commencement of such action by Indemnitee that indemnification is proper under the circumstances because the Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company (including its Board, independent legal counsel, or its shareholders) that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or on a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

Section 5.  INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS.

      The Company shall indemnify Indemnitee against any and all Expenses. If requested by Indemnitee, the Company shall, within 10 business days after such request, advance to Indemnitee such Expenses as are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

      A. Indemnification of Expenses or advances of Expenses by the Company under this Agreement, or any other agreement, or under applicable law, or the Company's articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or


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      B.    Recovery under directors' and officers' liability insurance policies maintained by the Company, for amounts paid in settlement if the Independent Counsel has approved the settlement.

      The Company shall not settle any proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its Expense, to participate in the defense of such action; however, the Company's liability under this Agreement shall not be excused if participation in the proceeding by the Company was barred by this Agreement.

Section 6.  ESTABLISHMENT OF TRUST.

      In the event of a Change in Control or a potential Change in Control, the Company shall, on written request by Indemnitee, create a trust for the benefit of Indemnitee ("the Trust") and from time to time on written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust under the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the Trust shall provide that on a Change in Control:

      (a) The Trust shall not be revoked or the principal invaded without the written consent of Indemnitee.

      (b) The Trustee shall be chosen by Indemnitee subject to approval by the Company. The Trustee shall advance, within 10 business days after a request by Indemnitee, all Expenses to the Indemnitee (provided that Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement).

      (c) The Trust shall continue to be funded by the Company in accordance with the funding obligation set forth in this Section 6.

      (d) The Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification under this Agreement or otherwise.

      (e) All unexpended funds in the Trust shall revert to the Company on a final determination by the Reviewing Party or a court of competent jurisdiction that Indemnitee has been fully indemnified under the terms of this Agreement.

      Nothing in this Section 6 shall relieve the Company of any of its obligations under this

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Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all Expenses, including attorney fees, claims, liabilities, losses, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

Section 7.  NON-EXCLUSIVITY.

      The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under the Company's articles of incorporation, bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's articles of incorporation, bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits afforded by such change.

Section 8.  LIABILITY INSURANCE.

      To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

Section 9.  PERIOD OF LIMITATIONS.

      No legal action shall be brought, and no cause of action shall be asserted, by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, or Personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

Section 10. AMENDMENT OF THIS AGREEMENT.

      No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

Section 11. SUBROGATION.

      In the event of payment under this Agreement, the Company shall be subrogated to the

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extent of such payment to all rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 12. NO DUPLICATION OF PAYMENTS.

      The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

Section 13. BINDING EFFECT.

      This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue for Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any proceeding.

Section 14. SEVERABILITY.

      If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

Section 15. GOVERNING LAW.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

Section 16. NOTICES.

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      All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

      American Pulp Exchange, Inc.
      1518 N. Beverly Drive
      Beverly Hills, California  90210

      and to Indemnitee at:

      1518 N. Beverly Drive
      Beverly Hills, California  90210

      Notice of change of address shall be effective only when given in accordance with this section. All notices complying with this section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.


                                    AMERICAN PULP EXCHANGE, INC.
                                    a Florida corporation

                                    By:   s/s Jason Galanis
                                          Jason Galanis
                                          Chairman, President, CFO and Secretary


                                    "INDEMNITEE":

                                    s/s Jason Galanis
                                    Jason Galanis


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